Special Shareholder Meeting (Unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock Sovereign Bond Fund and its series, John Hancock Bond Fund, was held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on the proposals listed below:

Proposal 1:  Election of eleven Trustees as members of the Board of Trustees of John Hancock Sovereign Bond Fund.

PROPOSAL 1 PASSED FOR ALL TRUSTEES ON APRIL 16, 2009.

1.  Election of eleven Trustees as members of the Board of Trustees of each of the Trusts
(all Trusts):

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
James R. Boyle
Affirmative	30,953,976.7993	52.008%	94.987%
Withhold	1,633,653.8637	2.745%	5.013%
TOTAL	32,587,630.6630	54.753%	100.000%
John G. Vrysen
Affirmative	31,049,651.8297	52.169%	95.280%
Withhold	1,537,978.8333	2.584%	4.720%
TOTAL	32,587,630.6630	54.753%	100.000%
James F. Carlin
Affirmative	30,996,160.9694	52.079%	95.116%
Withhold	1,591,469.6936	2.674%	4.884%
TOTAL	32,587,630.6630	54.753%	100.000%
William H. Cunningham
Affirmative	31,029,282.6656	52.135%	95.218%
Withhold	1,558,347.9974	2.618%	4.782%
TOTAL	32,587,630.6630	54.753%	100.000%
Deborah Jackson
Affirmative	31,032,994.6775	52.141%	95.229%
Withhold	1,554,635.9855	2.612%	4.771%
TOTAL	32,587,630.6630	54.753%	100.000%
Charles L. Ladner
Affirmative	31,012,284.4588	52.106%	95.166%
Withhold	1,575,346.2042	2.647%	4.834%
TOTAL	32,587,630.6630	54.753%	100.000%
Stanley Martin
Affirmative	30,983,955.1180	52.059%	95.079%
Withhold	1,603,675.5450	2.694%	4.921%
TOTAL	32,587,630.6630	54.753%	100.000%
Patti McGill Peterson
Affirmative	31,014,108.2013	52.109%	95.171%
Withhold	1,573,522.4617	2.644%	4.829%
TOTAL	32,587,630.6630	54.753%	100.000%
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
John A. Moore
Affirmative	30,996,623.1403	52.080%	95.118%
Withhold	1,591,007.5227	2.673%	4.882%
TOTAL	32,587,630.6630	54.753%	100.000%
Steven R. Pruchansky
Affirmative	31,039,508.4731	52.152%	95.249%
Withhold	1,548,122.1899	2.601%	4.751%
TOTAL	32,587,630.6630	54.753%	100.000%
Gregory A. Russo
Affirmative	31,035,607.3055	52.145%	95.237%
Withhold	1,552,023.3575	2.608%	4.763%
TOTAL	32,587,630.6630	54.753%	100.000%

Proposal 6:  To revise merger approval requirements for John Hancock Sovereign Bond Fund.

PROPOSAL 6 PASSED ON APRIL 16, 2009.

6.  Revision to merger approval requirements (all Trusts).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	25,418,212.5577	42.708%	78.000%
Against	1,224,948.1663	2.058%	3.759%
Abstain	2,728,564.9390	4.584%	8.373%
Broker Non-Votes	3,215,905.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock Sovereign Bond Fund and its series, John Hancock Bond Fund, held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on the proposals listed below:

Proposal 2:  To approve a new form of Advisory Agreement between John Hancock Sovereign Bond Fund and John Hancock Advisers, LLC.

PROPOSAL 2 PASSED ON MAY 5, 2009.

2.  Approval of a new form of Advisory Agreement between each Trust and John Hancock Advisers, LLC (all Funds).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	26,279,734.4328	44.155%	80.644%
Against	805,064.0911	1.353%	2.470%
Abstain	2,286,929.1391	3.842%	7.018%
Broker Non-Vote	3,215,903.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%

Proposal 3:  To approve the following changes to fundamental investment restrictions:

PROPOSALS 3A-3F AND 3L PASSED ON MAY 5, 2009.

3.  Approval of the following changes to fundamental investment restrictions (See Proxy Statement for Fund(s) voting on this Proposal):

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
3A. Revise: Concentration
Affirmative	25,925,205.1226	43.560%	79.556%
Against	890,645.5986	1.496%	2.733%
Abstain	2,555,876.9418	4.294%	7.843%
Borker Non-Vote	3,215,903.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%
3B. Revise: Diversification
Affirmative	26,043,445.6975	43.758%	79.919%
Against	875,630.2187	1.471%	2.687%
Abstain	2,452,651.7468	4.121%	7.526%
Broker Non-Votes	3,215,903.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%
3C. Revise: Underwriting
Affirmative	25,845,752.2614	43.426%	79.312%
Against	988,137.0650	1.660%	3.032%
Abstain	2,537,837.3366	4.264%	7.788%
Broker Non-Vote	3,215,904.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%
3D. Revise: Real Estate
Affirmative	25,380,205.9323	42.643%	77.884%
Against	1,295,066.8925	2.176%	3.974%
Abstain	2,696,455.8382	4.531%	8.274%
Broker Non-Vote	3,215,902.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%
3E. Revise: Loans
Affirmative	25,422,974.8769	42.715%	78.015%
Against	1,292,075.9233	2.171%	3.965%
Abstain	2,656,675.8628	4.464%	8.152%
Broker Non-Vote	3,215,904.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
3F. Revise: Senior Securities
Affirmative	25,803,144.4506	43.355%	79.181%
Against	1,001,932.4250	1.683%	3.075%
Abstain	2,566,648.7874	4.312%	7.876%
Broker Non-Vote	3,215,905.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%
3L. Eliminate: Pledging Assets
Affirmative	25,534,209.0232	42.902%	78.356%
Against	1,147,553.6158	1.928%	3.521%
Abstain	2,689,963.0240	4.520%	8.255%
Broker Non-Vote	3,215,905.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%

Proposal 4:  To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to compensation plans.

PROPOSAL 4 PASSED FOR CLASSES A AND B ONLY ON MAY 5, 2009.  (There was no Quorum for Class R1).

Class A

4.  Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Class I).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	23,367,569.0911	43.323%	78.383%
Against	1,372,510.0291	2.545%	4.604%
Abstain	2,478,092.2558	4.594%	8.313%
Broker Non-Votes	2,593,467.0000	4.808%	8.700%
TOTAL	29,811,638.3760	55.270%	100.000%

Class B

4.  Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Class I).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	1,081,362.9371	45.102%	68.252%
Against	63,543.6368	2.650%	4.011%
Abstain	82,851.3131	3.456%	5.229%
Broker Non-Votes	356,616.0000	14.874%	22.508%
TOTAL	1,584,373.8870	66.082%	100.000%

Class C

4.  Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Class I).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	600,718.3110	33.632%	64.892%
Against	7,521.0000	.421%	.812%
Abstain	57,862.0130	3.240%	6.251%
Broker Non-Votes	259,615.0000	14.535%	28.045%
TOTAL	925,716.3240	51.828%	100.000%

Class R1

4  Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from “reimbursement” to “compensation” Plans (All Fund Classes except Class I).

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	4,495.3520	7.037%	42.552%
Against	.0000	.000%	.000%
Abstain	6,069.0000	9.501%	57.448%
Broker Non-Votes	.0000	.000%	.000%
TOTAL	10,564.3520	16.538%	100.000%

Proposal 5:  To adopt a manager of manager structure.

PROPOSAL 5 PASSED ON MAY 5, 2009.

5.  Proposal adopting a manager of manager structure.

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	25,017,379.3465	42.033%	76.770%
Against	1,475,777.0075	2.480%	4.529%
Abstain	2,878,569.3090	4.837%	8.833%
Broker Non-Votes	3,215,905.0000	5.403%	9.868%
TOTAL	32,587,630.6630	54.753%	100.000%